Exhibit 99.2

For Further Information Contact

Eddie Northen, (404) 888-2242

ROLLINS, INC. BOARD DIRECTOR JIMMY WILLIAMS TO RETIRE, PATRICK GUNNING ELECTED AS NEW DIRECTOR

ATLANTA, GEORGIA, December 16, 2020: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, announced the election of Patrick Gunning, to the Board of Directors. Gunning will succeed the retiring director, Jimmy Williams, who joined the Rollins, Inc. Board in 1978.

Gary W. Rollins stated, “Jimmy Williams has given 42 years of steadfast leadership to Rollins. I appreciate and will miss his thoughtful guidance and contributions to not only our Board but within the multiple Board committees of which he participated.”

Gunning has served as the Chief Financial Officer of the Robert W. Woodruff Arts Center, Inc. in Atlanta, Georgia, since November 2020. He retired earlier in 2020 from Ernst & Young LLP (EY) as a Partner after a 39-year career in public accounting. Gunning held multiple leadership roles at EY, including Southeast Region Leader of the Financial Accounting Advisory Services (FAAS) practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner. Gunning previously served as partner and Assurance Division Leader with Arthur Andersen LLP through 2002, including serving as lead audit partner.

Gunning is a Certified Public Accountant and qualifies as a “financial expert” for US Securities and Exchange Commission public companies. He brings extensive financial reporting, accounting, management, and leadership experience to our Board of Directors, and he has participated in many public and private company board and audit committee meetings as external auditor or advisor. His competencies include technical accounting (US GAAP), capital markets transactions, internal and external financial reporting, mergers and acquisitions, and Securities and Exchange Commission reporting, rules, and regulations.

Gary W. Rollins stated, “we are pleased to welcome Pat to our Board. He is an accomplished leader that will bring strategic insights to Rollins.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the CEO’s belief that Patrick J. Gunning will bring strategic insights to the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the coronavirus (COVID-19) pandemic, the potential impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019 and the Company’s Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2020.

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